Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Tiffany Louder, (214) 310-8407
Media: Dan Gugler, (310) 226-2645
Korn Ferry Announces Third Quarter Fiscal 2025
Results of Operations
Highlights
▪Fee revenue in Q3 FY'25 was $668.7 million, flat year over year (2% increase on a constant currency basis).
▪RPO fee revenue increased 4% year over year and new business in Q3 FY'25 was $210 million, of which 64% and 36% was from new client wins and renewals/extensions, respectively.
▪Net income attributable to Korn Ferry was $58.4 million with a net income attributable to Korn Ferry margin of 8.7%, a 10bps decrease compared to the year-ago quarter. Adjusted EBITDA was $114.5 million with an Adjusted EBITDA margin of 17.1%, a 190bps increase compared to the year-ago quarter.
▪Diluted and adjusted diluted earnings per share were $1.10 and $1.19 in Q3 FY'25, respectively.
▪The Company repurchased 237,000 shares of stock during the quarter for $17.9 million.
Los Angeles, CA, March 11, 2025 – Korn Ferry (NYSE: KFY), a global organizational consulting firm, today announced third quarter fee revenue of $668.7 million. In addition, third quarter diluted earnings per share was $1.10 and adjusted diluted earnings per share was $1.19.
“I am pleased with our third quarter results, which clearly demonstrate the power of our business and the strength of our diversification,” said Gary D. Burnison, CEO, Korn Ferry. “Tomorrow’s macro environment will be encircled by a labor supply/demand imbalance which will require companies to reimagine and reskill their workforce; inspire, employ, develop and retain talent; and embrace technologies that drive a new world of work—all of which present tremendous opportunity for Korn Ferry as we deliver offerings and expertise that drive organizational performance.”

Selected Financial Results
(dollars in millions, except per share amounts) (a)

	Third Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Fee revenue	$668.7	$668.7	$2,018.0	$2,071.9
Total revenue	$676.5	$676.9	$2,041.3	$2,095.6
Net income attributable to Korn Ferry	$58.4	$59.1	$181.8	$104.0
Net income attributable to Korn Ferry margin	8.7%	8.8%	9.0%	5.0%
Basic earnings per share	$1.12	$1.14	$3.46	$2.00
Diluted earnings per share	$1.10	$1.13	$3.40	$1.99

Adjusted Results (b):	Third Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Adjusted EBITDA	$114.5	$101.7	$342.7	$295.9
Adjusted EBITDA margin	17.1%	15.2%	17.0%	14.3%
Adjusted net income attributable to Korn Ferry (c)	$63.3	$55.8	$191.1	$158.3
Adjusted basic earnings per share (c)	$1.21	$1.07	$3.64	$3.04
Adjusted diluted earnings per share (c)	$1.19	$1.07	$3.57	$3.03
______________________
(a)Numbers may not total due to rounding.
(b)Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right-of-use assets and restructuring charges, net when applicable. Adjusted results on a consolidated basis are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	Third Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Integration/acquisition costs	$2.1	$3.9	$7.1	$13.1
Restructuring charges, net	$1.3	$4.6	$1.9	$68.6
Impairment of fixed assets	$0.5	$—	$0.5	$1.6
Impairment of right-of-use assets	$2.5	$—	$2.5	$1.6
(c)Due to actions taken in connection with the worldwide minimum tax, the Company recorded a $9.7 million non-recurring tax benefit in the quarter ended January 31, 2024 that resulted in the release of a valuation allowance, which is included in the Company's US GAAP results but excluded from the Adjusted results.
The Company reported fee revenue in Q3 FY'25 of $668.7 million, which was flat year over year (up 2% at constant currency). During the quarter, fee revenue increased slightly in Executive Search, RPO and Digital, offset by a decline in fee revenue in Consulting.
Net income attributable to Korn Ferry was $58.4 million with a net income attributable to Korn Ferry margin of 8.7%, in Q3 FY'25, compared to net income attributable to Korn Ferry of $59.1 million with a net income attributable to Korn Ferry margin of 8.8%, in the year-ago quarter, a decrease in net income attributable to Korn Ferry margin of 10bps. Adjusted EBITDA was $114.5 million in Q3 FY'25 compared to $101.7 million in Q3 FY'24. Adjusted EBITDA margin was 17.1% in Q3 FY'25, an increase of 190bps compared to the year-ago quarter.
Net income attributable to Korn Ferry and net income attributable to Korn Ferry margin decreased as a result of higher income tax provision in the current period compared to a non-recurring tax benefit recorded in the year-ago quarter from actions taken in connection with the worldwide minimum tax that resulted in the release of a valuation allowance, partially offset by disciplined cost management and strong consultant productivity.
Adjusted EBITDA and Adjusted EBITDA margin increased due to disciplined cost management and strong consultant productivity.

Results by Line of Business
Selected Consulting Data
(dollars in millions) (a)

	Third Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Fee revenue	$158.7	$166.9	$493.3	$512.8
Total revenue	$161.4	$169.9	$501.5	$521.7

Ending number of consultants and execution staff (b)	1,632	1,687	1,632	1,687
Hours worked in thousands (c)	344	381	1,137	1,239
Average bill rate (d)	$461	$438	$434	$414

Adjusted Results (e):	Third Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Adjusted EBITDA	$28.0	$27.8	$86.4	$81.9
Adjusted EBITDA margin	17.7%	16.7%	17.5%	16.0%
______________________
(a)Numbers may not total due to rounding.
(b)Represents number of employees originating, delivering and executing consulting services.
(c)The number of hours worked by consultant and execution staff during the period.
(d)The amount of fee revenue divided by the number of hours worked by consultants and execution staff.
(e)Adjusted results exclude the following:

	Third Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Restructuring charges, net	$1.3	$1.1	$1.7	$18.9
Impairment of right-of-use assets	$—	$—	$—	$0.6
Fee revenue was $158.7 million in Q3 FY'25, a decrease of 5% compared to year-ago quarter (down 3% at constant currency). The year-over-year decrease in Consulting fee revenue was primarily driven by a decline in our organizational strategy and total rewards offerings, due to the increase in larger engagements (those over $1.0 million) which convert to fee revenue over a longer duration and, to a lesser extent, slower client consumption of solutions and services such as assessments and training development.
Adjusted EBITDA was $28.0 million in Q3 FY'25 compared to $27.8 million in the year-ago quarter. Adjusted EBITDA margin in the quarter increased year-over-year by 100bps to 17.7%. These increases resulted primarily from higher average bill rates, greater consultant and execution staff productivity, and disciplined cost management.

Selected Digital Data
(dollars in millions) (a)

	Third Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Fee revenue	$90.8	$90.3	$271.9	$275.4
Total revenue	$90.8	$90.4	$272.1	$275.6

Ending number of consultants	249	275	249	275
Subscription & License fee revenue	$34.5	$32.8	$103.2	$97.7

Adjusted Results (b):	Third Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Adjusted EBITDA	$28.4	$27.4	$84.2	$80.7
Adjusted EBITDA margin	31.3%	30.3%	31.0%	29.3%
______________________
(a)Numbers may not total due to rounding.
(b)Adjusted results exclude the following:

	Third Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Restructuring charges, net	$—	$0.6	$—	$9.5
Impairment of fixed assets	$0.4	$—	$0.4	$1.5
Fee revenue was $90.8 million in Q3 FY'25 compared to $90.3 million in Q3 FY'24, essentially flat year-over-year (up 3% at constant currency).

Adjusted EBITDA was $28.4 million in Q3 FY'25 compared to $27.4 million in the year-ago quarter. Adjusted EBITDA margin in the quarter increased year-over-year by 100bps to 31.3%. The increase in Adjusted EBITDA margin was mainly due to improved consultant productivity and disciplined cost management.

Selected Executive Search Data(a)
(dollars in millions) (b)

	Third Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Fee revenue	$204.6	$199.3	$619.2	$607.5
Total revenue	$206.6	$201.2	$624.9	$613.5

Ending number of consultants	560	562	560	562
Average number of consultants	558	574	551	582
Engagements billed	3,540	3,469	7,211	7,269
New engagements (c)	1,464	1,425	4,587	4,505

Adjusted Results (d):	Third Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Adjusted EBITDA	$51.2	$43.4	$152.0	$125.6
Adjusted EBITDA margin	25.0%	21.8%	24.5%	20.7%
______________________
(a)Executive Search is the sum of the individual Executive Search Reporting Segments described in our annual and quarterly reporting on Forms 10-K and 10-Q and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Lines of Business, and financial metrics used by the Company’s investor base.
(b)Numbers may not total due to rounding.
(c)Represents new engagements opened in the respective period.
(d)Executive Search Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures that adjust for the following:

	Third Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Restructuring charges, net	$—	$2.3	$0.2	$28.2
Impairment of right-of-use assets	$2.5	$—	$2.5	$0.9
Impairment of fixed assets	$0.2	$—	$0.2	$0.1
Fee revenue was $204.6 million in Q3 FY'25, an increase of $5.3 million or 3% compared to the year-ago quarter (up 4% at constant currency). The year-over-year increase in fee revenue was primarily driven by an increase in the number of engagements billed.
Adjusted EBITDA was $51.2 million in Q3 FY'25 compared to $43.4 million in the year-ago quarter. Adjusted EBITDA margin increased by 320bps to 25.0% in Q3 FY'25. The increase in Adjusted EBITDA and Adjusted EBITDA margin was due to higher fee revenue, consultant productivity, and disciplined cost management.

Selected Professional Search & Interim Data
(dollars in millions) (a)

	Third Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Fee revenue	$130.0	$130.9	$372.8	$411.5
Total revenue	$130.9	$131.8	$375.6	$414.3

Permanent Placement:
Fee revenue	$47.9	$52.4	$152.9	$167.2
Engagements billed	1,675	1,901	3,780	4,511
New engagements (b)	883	995	2,802	3,414
Ending number of consultants	296	344	296	344
Interim:
Fee revenue	$82.1	$78.5	$219.9	$244.3
Average bill rate (c)	$129	$129	$134	$126
Average weekly billable consultants (d)	1,324	1,283	1,124	1,352

Adjusted Results (e):	Third Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Adjusted EBITDA	$27.3	$23.8	$80.2	$73.7
Adjusted EBITDA margin	21.0%	18.2%	21.5%	17.9%
_____________________
(a)Numbers may not total due to rounding.
(b)Represents new engagements opened in the respective period.
(c)Fee revenue from interim divided by the number of hours worked by consultants.
(d)The number of billable consultants based on a weekly average in the respective period.
(e)Adjusted results exclude the following:

	Third Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Integration/acquisition costs	$2.0	$3.8	$4.4	$12.7
Restructuring charges, net	$—	$—	$—	$3.8
Fee revenue was $130.0 million in Q3 FY'25 compared to $130.9 million Q3 FY'24, essentially flat year-over-year at actual and constant currency. During the quarter, fee revenue was impacted by the Industry-wide slowdown in demand for Permanent and Interim professionals offset by an increase in fee revenue from the acquisition of Trilogy, effective November 1, 2024.
Adjusted EBITDA was $27.3 million in Q3 FY'25 compared to $23.8 million in the year-ago quarter. Adjusted EBITDA margin increased year-over-year by 280bps to 21.0%. The increase in Adjusted EBITDA and Adjusted EBITDA margin was primarily due to disciplined cost management.

Selected Recruitment Process Outsourcing ("RPO") Data
(dollars in millions) (a)

	Third Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Fee revenue	$84.7	$81.2	$260.8	$264.7
Total revenue	$86.9	$83.6	$267.1	$270.5

Remaining revenue under contract (b)	$752.4	$695.8	$752.4	$695.8
RPO new business (c)	$209.9	$122.1	$414.6	$311.2

Adjusted Results (d):	Third Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Adjusted EBITDA	$12.7	$9.3	$38.1	$28.6
Adjusted EBITDA margin	15.0%	11.4%	14.6%	10.8%
______________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Estimated total value of a contract at the point of execution of the contract.
(d)Adjusted results exclude the following:

	Third Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Restructuring charges, net	$—	$0.7	$—	$7.9
Impairment of right-of-use assets	$—	$—	$—	$0.1
Fee revenue was $84.7 million in Q3 FY'25 compared to $81.2 million in Q3 FY'24, an increase of 4%, (up 6% at constant currency). RPO fee revenue increased due to recent new client wins being stood up and an increase in demand from our base clients in the North America and Asia Pacific regions.
Adjusted EBITDA was $12.7 million in Q3 FY'25 compared to $9.3 million in the year-ago quarter. Adjusted EBITDA margin increased 360bps to 15.0% in Q3 FY'25. The increase in Adjusted EBITDA and Adjusted EBITDA margin both resulted from an increase in fee revenue, greater execution staff productivity, and disciplined cost management.

Outlook
Assuming worldwide geopolitical conditions, economic conditions, financial markets and foreign exchange rates remain steady, on a consolidated basis:
▪Q4 FY’25 fee revenue is expected to be in the range of $680 million and $700 million; and
▪Q4 FY’25 diluted earnings per share is expected to range between $1.20 to $1.28.
On a consolidated adjusted basis:
▪Q4 FY’25 adjusted diluted earnings per share is expected to be in the range from $1.22 to $1.30.

	Q4 FY’25 Earnings Per Share Outlook
	Low	High

Consolidated diluted earnings per share	$1.20	$1.28
Integration/acquisition costs	0.03	0.03
Tax rate impact	(0.01)	(0.01)
Consolidated adjusted diluted earnings per share(1)	$1.22	$1.30
______________________
(1)Consolidated adjusted diluted earnings per share is a non-GAAP financial measure that excludes the items listed in the table.
Earnings Conference Call Webcast
The earnings conference call will be held today at 12:00 PM (EDT) and hosted by CEO Gary Burnison, CFO Robert Rozek, SVP Business Development & Analytics Gregg Kvochak and VP Investor Relations Tiffany Louder. The conference call will be webcast and available online at ir.kornferry.com. We will also post to the investor relations section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry
Korn Ferry is a global organizational consulting firm, bringing together strategy and talent to drive superior performance for our clients. We work with our clients to design their organization structures, roles, and responsibilities. We help them hire the right people and advise them on how to reward, develop, and motivate their workforce. And we help professionals navigate and advance their careers.
Forward-Looking Statements
Statements in this press release and our conference call that relate to our outlook, projections, goals, strategies, future plans and expectations, including statements relating to expected labor market conditions, expected demand for and relevance of our products and services, expected results of our business diversification strategy, expected benefits of the acquisition of Trilogy, and other statements of future events or conditions are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes”, “expects”, “anticipates”, “goals”, “estimates”, “guidance”, “may”, “should”, “could”, “will” or “likely”, and variations of such words and similar expressions are intended to identify such forward-looking statements. Readers are cautioned not to place undue reliance on such statements. Such statements are based on current expectations; actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to global and local political and or economic developments in or affecting countries where we have operations, such as inflation, trade wars, interest rates, labor market conditions, global slowdowns, or recessions, competition, geopolitical tensions, shifts in global trade patterns, changes in demand for our services as a result of automation, dependence on and costs of attracting and retaining qualified and experienced consultants, impact of inflationary pressures on our profitability, our ability to maintain relationships with customers and suppliers and retaining key employees, maintaining our brand name and professional reputation, potential legal liability and regulatory developments, portability of client relationships, consolidation of or within the industries we serve, changes and developments in government laws and regulations, evolving investor and customer expectations with regard to corporate responsibility matters, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure, including as a result of recent workforce, real estate, and other restructuring initiatives, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities or events, changes to data security, data privacy, and data protection laws, dependence on third parties for the execution of critical functions, limited protection of our intellectual property ("IP"), our ability to enhance, develop and respond to new technology, including artificial intelligence, our ability to successfully recover from a disaster or other business continuity problems, employment liability risk, an impairment in the carrying value of goodwill and other intangible assets, treaties, or regulations on our business and our Company, deferred tax assets that we may not be able to use, our ability to develop new products and services, changes in our accounting estimates and assumptions, the utilization and billing rates of our consultants, seasonality, the expansion of social media platforms, the ability to effect acquisitions and integrate acquired businesses, resulting organizational changes, our indebtedness, and those relating to the ultimate magnitude and duration of any pandemic or outbreaks. For a detailed description of risks and uncertainties that could cause differences from our expectations, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Measures
This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:
•Adjusted net income attributable to Korn Ferry, adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right-of-use assets and restructuring charges, net of income tax effect, and to exclude a $9.7 million non-recurring tax benefit in the quarter ended January 31, 2024 from actions taken in connection with the worldwide minimum tax that resulted in the release of a valuation allowance;
•Adjusted basic and diluted earnings per share, adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right-of-use assets and restructuring charges, net of income tax effect, and to exclude a $9.7 million non-recurring tax benefit in the quarter ended January 31, 2024 from actions taken in connection with the worldwide minimum tax that resulted in the release of a valuation allowance;
•Constant currency (calculated using a quarterly average) percentages that represent the percentage change that would have resulted had exchange rates in the prior period been the same as those in effect in the current period; and
•Consolidated and Executive Search Adjusted EBITDA, which is earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right-of-use assets and restructuring charges, net when applicable, and Consolidated and Executive Search Adjusted EBITDA margin.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges that may not be indicative of Korn Ferry’s ongoing operating results. These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry. These charges, which are described in the footnotes in the attached reconciliations, represent 1) costs we incurred to acquire and integrate a portion of our Professional Search & Interim business, 2) impairment of fixed assets primarily due to software impairment charge in our Digital segment, 3) impairment of right-of-use assets due to the decision to terminate and sublease some of our offices, 4) restructuring charges, net to align workforce to challenging macroeconomic business environment and 5) to exclude a $9.7 million non-recurring tax benefit in the quarter ended January 31, 2024 from actions taken in connection with the worldwide minimum tax that resulted in the release of a valuation allowance. The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance. Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Adjusted net income attributable to Korn Ferry, adjusted basic and diluted earnings per share and Consolidated and Executive Search Adjusted EBITDA, exclude certain charges that management does not consider on-going in nature and allows management and investors to make more meaningful period-to-period comparisons of the Company’s operating results. Management further believes that Consolidated and Executive Search Adjusted EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company. In the case of constant currency percentages, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry's performance as excluding the impact of exchange rate changes on Korn Ferry's financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry's ongoing operations and financial and operational decision-making.
[Tables attached]

KORN FERRY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2025	2024	2025	2024

	(unaudited)
Fee revenue	$668,729	$668,679	$2,018,040	$2,071,871
Reimbursed out-of-pocket engagement expenses	7,809	8,194	23,219	23,711
Total revenue	676,538	676,873	2,041,259	2,095,582

Compensation and benefits	425,319	456,216	1,314,521	1,389,956
General and administrative expenses	65,325	62,661	189,865	194,315
Reimbursed expenses	7,809	8,194	23,219	23,711
Cost of services	78,047	75,814	210,248	231,516
Depreciation and amortization	20,490	19,509	59,756	58,075
Restructuring charges, net	1,316	4,612	1,892	68,558
Total operating expenses	598,306	627,006	1,799,501	1,966,131

Operating income	78,232	49,867	241,758	129,451
Other income, net	9,363	23,817	29,259	23,559
Interest expense, net	(5,461)	(4,946)	(15,032)	(16,282)
Income before provision for income taxes	82,134	68,738	255,985	136,728
Income tax provision	22,795	9,018	70,047	29,779
Net income	59,339	59,720	185,938	106,949
Net income attributable to noncontrolling interest	(925)	(649)	(4,120)	(2,984)
Net income attributable to Korn Ferry	$58,414	$59,071	$181,818	$103,965

Earnings per common share attributable to Korn Ferry:
Basic	$1.12	$1.14	$3.46	$2.00
Diluted	$1.10	$1.13	$3.40	$1.99

Weighted-average common shares outstanding:
Basic	51,606	51,126	51,838	51,129
Diluted	52,364	51,343	52,789	51,329

KORN FERRY AND SUBSIDIARIES
FINANCIAL SUMMARY BY REPORTING SEGMENT
(dollars in thousands)
(unaudited)

	Three Months Ended January 31,			Nine Months Ended January 31,
	2025	2024	% Change	2025	2024	% Change
Fee revenue:
Consulting	$158,704	$166,947	(4.9%)	$493,345	$512,830	(3.8%)
Digital	90,823	90,317	0.6%	271,896	275,395	(1.3%)
Executive Search:
North America	128,264	121,449	5.6%	392,907	381,459	3.0%
EMEA	47,840	48,999	(2.4%)	140,609	138,873	1.3%
Asia Pacific	21,664	21,324	1.6%	63,707	65,167	(2.2%)
Latin America	6,803	7,541	(9.8%)	21,982	22,041	(0.3%)
Total Executive Search (a)	204,571	199,313	2.6%	619,205	607,540	1.9%
Professional Search & Interim	129,957	130,890	(0.7%)	372,805	411,453	(9.4%)
RPO	84,674	81,212	4.3%	260,789	264,653	(1.5%)
Total fee revenue	668,729	668,679	0.0%	2,018,040	2,071,871	(2.6%)
Reimbursed out-of-pocket engagement expenses	7,809	8,194	(4.7%)	23,219	23,711	(2.1%)
Total revenue	$676,538	$676,873	(0.0%)	$2,041,259	$2,095,582	(2.6%)
(a)Total Executive Search is the sum of the individual Executive Search Reporting Segments and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Lines of Business, and financial metrics used by the Company’s investor base.

KORN FERRY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	January 31, 2025	April 30, 2024 (1)
	(unaudited)
ASSETS
Cash and cash equivalents	$779,298	$941,005
Marketable securities	40,658	42,742
Receivables due from clients, net of allowance for doubtful accounts of $43,484 and $44,192 at January 31, 2025 and April 30, 2024, respectively	575,703	541,014
Income taxes and other receivables	54,467	40,696
Unearned compensation	61,842	59,247
Prepaid expenses and other assets	45,352	49,456
Total current assets	1,557,320	1,674,160

Marketable securities, non-current	241,037	211,681
Property and equipment, net	162,769	161,849
Operating lease right-of-use assets, net	148,169	160,464
Cash surrender value of company-owned life insurance policies, net of loans	254,027	218,977
Deferred income taxes	130,427	133,564
Goodwill	942,105	908,376
Intangible assets, net	75,841	88,833
Unearned compensation, non-current	111,121	99,913
Investments and other assets	26,843	21,052
Total assets	$3,649,659	$3,678,869

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$51,659	$50,112
Income taxes payable	20,653	24,076
Compensation and benefits payable	416,051	525,466
Operating lease liability, current	36,806	36,073
Other accrued liabilities	292,588	298,792
Total current liabilities	817,757	934,519

Deferred compensation and other retirement plans	476,413	440,396
Operating lease liability, non-current	130,850	143,507
Long-term debt	397,535	396,946
Deferred tax liabilities	4,952	4,540
Other liabilities	24,875	21,636
Total liabilities	1,852,382	1,941,544

Stockholders' equity
Common stock: $0.01 par value, 150,000 shares authorized, 78,287 and 77,460 shares issued and 51,573 and 51,983 shares outstanding at January 31, 2025 and April 30, 2024, respectively	365,435	414,885
Retained earnings	1,549,086	1,425,844
Accumulated other comprehensive loss, net	(121,781)	(107,671)
Total Korn Ferry stockholders' equity	1,792,740	1,733,058
Noncontrolling interest	4,537	4,267
Total stockholders' equity	1,797,277	1,737,325
Total liabilities and stockholders' equity	$3,649,659	$3,678,869
(1)Information is derived from audited financial statements included in Form 10-K.

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands)
(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2025	2024	2025	2024

Net income attributable to Korn Ferry	$58,414	$59,071	$181,818	$103,965
Net income attributable to non-controlling interest	925	649	4,120	2,984
Net income	59,339	59,720	185,938	106,949
Income tax provision	22,795	9,018	70,047	29,779
Income before provision for income taxes	82,134	68,738	255,985	136,728
Interest expense, net	5,461	4,946	15,032	16,282
Depreciation and amortization	20,490	19,509	59,756	58,075
Integration/acquisition costs (1)	2,127	3,899	7,099	13,057
Impairment of fixed assets (2)	509	—	509	1,575
Impairment of right-of-use assets (3)	2,452	—	2,452	1,629
Restructuring charges, net (4)	1,316	4,612	1,892	68,558
Adjusted EBITDA	$114,489	$101,704	$342,725	$295,904

Net income attributable to Korn Ferry margin	8.7%	8.8%	9.0%	5.0%
Net income attributable to non-controlling interest	0.1%	0.1%	0.2%	0.1%
Income tax provision	3.4%	1.4%	3.5%	1.5%
Interest expense, net	0.8%	0.7%	0.7%	0.8%
Depreciation and amortization	3.1%	2.9%	3.0%	2.8%
Integration/acquisition costs (1)	0.3%	0.6%	0.4%	0.6%
Impairment of fixed assets (2)	0.1%	—%	0.0%	0.1%
Impairment of right-of-use assets (3)	0.4%	—%	0.1%	0.1%
Restructuring charges, net (4)	0.2%	0.7%	0.1%	3.3%
Adjusted EBITDA margin	17.1%	15.2%	17.0%	14.3%

Net income attributable to Korn Ferry	$58,414	$59,071	$181,818	$103,965
Integration/acquisition costs (1)	2,127	3,899	7,099	13,057
Impairment of fixed assets (2)	509	—	509	1,575
Impairment of right-of-use assets (3)	2,452	—	2,452	1,629
Restructuring charges, net (4)	1,316	4,612	1,892	68,558
Tax effect on the adjusted items (5)	(1,555)	(2,092)	(2,700)	(20,763)
Tax adjustment (6)	—	(9,714)	—	(9,714)
Adjusted net income attributable to Korn Ferry	$63,263	$55,776	$191,070	$158,307

Explanation of Non-GAAP Adjustments
(1)Costs associated with current and previous acquisitions, such as legal and professional fees, retention awards and the on-going integration expenses.
(2)Costs associated with impairment of fixed assets primarily due to software impairment charge in our Digital segment.
(3)Costs associated with impairment of right-of-use assets due to terminating and deciding to sublease some of our offices.
(4)Restructuring charges incurred to align our workforce to eliminate excess capacity resulting from challenging macroeconomic business environment.
(5)Tax effect on integration/acquisition costs, impairment of fixed assets and right-of-use assets, and restructuring charges, net.
(6)Due to actions taken in connection with the worldwide minimum tax, the Company recorded a $9.7 million non-recurring tax benefit in the quarter ended January 31, 2024 that resulted in the release of a valuation allowance, which is included in the Company's US GAAP results but excluded from the Adjusted results.

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - CONTINUED
(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2025	2024	2025	2024

Basic earnings per common share	$1.12	$1.14	$3.46	$2.00
Integration/acquisition costs (1)	0.04	0.07	0.14	0.25
Impairment of fixed assets (2)	0.01	—	0.01	0.03
Impairment of right-of-use assets (3)	0.05	—	0.05	0.03
Restructuring charges, net (4)	0.02	0.09	0.03	1.32
Tax effect on the adjusted items (5)	(0.03)	(0.04)	(0.05)	(0.40)
Tax adjustment (6)	—	(0.19)	—	(0.19)
Adjusted basic earnings per share	$1.21	$1.07	$3.64	$3.04

Diluted earnings per common share	$1.10	$1.13	$3.40	$1.99
Integration/acquisition costs (1)	0.04	0.07	0.13	0.25
Impairment of fixed assets (2)	0.01	—	0.01	0.03
Impairment of right-of-use assets (3)	0.05	—	0.05	0.03
Restructuring charges, net (4)	0.02	0.09	0.03	1.32
Tax effect on the adjusted items (5)	(0.03)	(0.04)	(0.05)	(0.40)
Tax adjustment (6)	—	(0.18)	—	(0.19)
Adjusted diluted earnings per share	$1.19	$1.07	$3.57	$3.03

Explanation of Non-GAAP Adjustments
(1)Costs associated with current and previous acquisitions, such as legal and professional fees, retention awards and the on-going integration expenses.
(2)Costs associated with impairment of fixed assets primarily due to software impairment charge in our Digital segment.
(3)Costs associated with impairment of right-of-use assets due to terminating and deciding to sublease some of our offices.
(4)Restructuring charges incurred to align our workforce to eliminate excess capacity resulting from challenging macroeconomic business environment.
(5)Tax effect on integration/acquisition costs, impairment of fixed assets and right-of-use assets, and restructuring charges, net.
(6)Due to actions taken in connection with the worldwide minimum tax, the Company recorded a $9.7 million non-recurring tax benefit in the quarter ended January 31, 2024 that resulted in the release of a valuation allowance, which is included in the Company's US GAAP results but excluded from the Adjusted results.

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - CONTINUED
(dollars in thousands)
(unaudited)

	Three Months Ended January 31,
	2025				2024

			Net income attributable to Korn Ferry	Net income attributable to Korn Ferry margin			Net income attributable to Korn Ferry	Net income attributable to Korn Ferry margin
Consolidated			$58,414	8.7%			$59,071	8.8%

	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin

Consulting	$158,704	$161,382	$28,026	17.7%	$166,947	$169,929	$27,812	16.7%
Digital	90,823	90,836	28,408	31.3%	90,317	90,394	27,370	30.3%
Executive Search:
North America	128,264	129,889	37,175	29.0%	121,449	123,059	29,382	24.2%
EMEA	47,840	48,087	7,845	16.4%	48,999	49,171	7,799	15.9%
Asia Pacific	21,664	21,794	4,504	20.8%	21,324	21,384	4,500	21.1%
Latin America	6,803	6,807	1,696	24.9%	7,541	7,543	1,750	23.2%
Total Executive Search	204,571	206,577	51,220	25.0%	199,313	201,157	43,431	21.8%
Professional Search & Interim	129,957	130,854	27,265	21.0%	130,890	131,824	23,795	18.2%
RPO	84,674	86,889	12,743	15.0%	81,212	83,569	9,291	11.4%
Corporate	—	—	(33,173)		—	—	(29,995)
Consolidated	$668,729	$676,538	$114,489	17.1%	$668,679	$676,873	$101,704	15.2%

	Nine Months Ended January 31,
	2025				2024

			Net income attributable to Korn Ferry	Net income attributable to Korn Ferry margin			Net income attributable to Korn Ferry	Net income attributable to Korn Ferry margin
Consolidated			$181,818	9.0%			$103,965	5.0%

	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin

Consulting	$493,345	$501,533	$86,426	17.5%	$512,830	$521,675	$81,920	16.0%
Digital	271,896	272,085	84,219	31.0%	275,395	275,563	80,678	29.3%
Executive Search:
North America	392,907	397,395	109,180	27.8%	381,459	386,405	87,574	23.0%
EMEA	140,609	141,495	22,597	16.1%	138,873	139,621	19,056	13.7%
Asia Pacific	63,707	64,038	13,154	20.6%	65,167	65,454	14,690	22.5%
Latin America	21,982	21,992	7,046	32.1%	22,041	22,050	4,296	19.5%
Total Executive Search	619,205	624,920	151,977	24.5%	607,540	613,530	125,616	20.7%
Professional Search & Interim	372,805	375,572	80,174	21.5%	411,453	414,348	73,746	17.9%
RPO	260,789	267,149	38,136	14.6%	264,653	270,466	28,617	10.8%
Corporate	—	—	(98,207)		—	—	(94,673)
Consolidated	$2,018,040	$2,041,259	$342,725	17.0%	$2,071,871	$2,095,582	$295,904	14.3%